EXHIBIT 10.47

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of [            ], 2013, by and between Diamond Resorts International, Inc., a Delaware corporation (the “Company”), and [            ] (“Indemnitee”).

RECITALS

A. Indemnitee provides a valuable service to the Company by serving as an officer of the Company and/or a member of the Board of Directors of the Company (the “Company Board”).

B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous or conflicting, and therefore may fail to provide directors and officers with adequate guidance regarding the legal risks to which they are exposed and/or the manner in which are expected to execute their fiduciary duties and responsibilities.

C. The Company recognizes that plaintiffs often seek damages in such large amounts, and the costs of litigation may be so great (whether or not the litigation is meritorious), that the defense and/or settlement of such litigation can create an extraordinary burden on the personal resources of directors and officers.

D. The Company’s Certificate of Incorporation (the “Certificate”) provides that the Company shall indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of Delaware, but the rights conferred by the Certificate are not exclusive of any other rights which any officer or director of the Company may have under any agreement with the Company, such as those set forth in this Agreement.

E. The Company desires and has requested Indemnitee to continue to serve as an officer or director of the Company, and Indemnitee is willing to continue to serve as an officer or director of the Company if Indemnitee is furnished the indemnity provided for herein by the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the corresponding meanings set forth below.

“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.

“Business Day” means any day other than Saturday or Sunday or any day that banks in Las Vegas, Nevada are required or permitted to close.

“Change of Control” means the occurrence, after the date of this Agreement, of any of the following events: (i) any Person (other than the Company, a majority-owned Subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a “group” as provided in Section 13(d)(3) of the Exchange Act, that was not previously the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding voting securities becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding voting securities; (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Company Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii) or (v) of this sentence) whose election by the Company Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest), cease for any reason to constitute at least a majority of the members of the Board; (iii) the effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Company Board or other governing body of such surviving entity; (iv) the approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (v) any event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

“Claim” means a claim or action asserted by a Person in a Proceeding or any other written demand for relief in connection with or arising from an Indemnification Event.

“Company Action” means a Proceeding in which a Claim has been brought by or in the name of the Company to procure a judgment in its favor.

“Covered Entity” means (i) the Company, (ii) any Subsidiary or (iii) any other Person for which Indemnitee is or was (or may be deemed to be or have been) at any time serving at the request of the Company, or at the request of any Subsidiary, as a director, officer, employee, controlling person, agent or fiduciary.

“Director Designation Agreement” means that certain Director Designation Agreement among the Company and the stockholders of the Company named therein (each, a “Designating Stockholder”), dated as of             , 2013, as such agreement may be amended or restated from time to time.

“Disinterested Director” means, with respect to any determination contemplated by this Agreement, any Person who, as of the time of such determination, is a member of the Company Board but is not a party to any Proceeding then pending with respect to any Indemnification Event.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any similar federal statute then in effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect.

“Expenses” means any and all direct and indirect fees, costs, retainers, court costs, transcript costs, expert fees, witness fees, travel expenses, duplicating costs, printing costs, binding costs, electronic delivery costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of any type or nature whatsoever reasonably incurred by Indemnitee (including, subject to the limitations set forth in Section 3(c) below, reasonable attorneys’ fees) in connection with or arising from an Indemnification Event, including: (i) the investigation or defense of a Claim; (ii) being, or preparing to be, a witness or otherwise participating, or preparing to participate, in any Proceeding; (iii) furnishing, or preparing to furnish, documents in response to a subpoena or otherwise in connection with any Proceeding; (iv) any appeal of any judgment, outcome or determination in any Proceeding (including any premium, security for and other costs relating to any cost bond, supersedeas bond or any other appeal bond or its equivalent); (v) establishing or enforcing any right to indemnification under this Agreement (including pursuant to Section 2(c) below), Delaware law or otherwise, regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; and (vi) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable with respect to such payments. For purposes of clarification, Expenses shall not include Losses.

An “Indemnification Event” shall be deemed to have occurred if Indemnitee was, is or becomes, or is threatened to be made, a party to or witness or other participant in, or was, is or becomes obligated to furnish or furnishes documents in response to a subpoena or otherwise in connection with, any Proceeding by reason of the fact that

Indemnitee is or was (or may be deemed to be or have been) a director, officer, employee, controlling person, agent or fiduciary of any Covered Entity, or by reason of any actual or alleged action or inaction on the part of Indemnitee while serving in any such capacity (including rendering any written statement that is a Required Statement or is made to another officer or employee of the Covered Entity to support a Required Statement).

“Independent Legal Counsel” means an attorney or firm of attorneys designated by the Disinterested Directors (or, if there are no Disinterested Directors, the Company Board) that is experienced in matters of corporate law and neither presently is, nor in the thirty-six (36) months prior to such designation has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

“Losses” means any and all losses, claims, damages, liabilities, judgments, fines, penalties, settlement payments, awards and amounts of any type whatsoever incurred by Indemnitee in connection with or arising from an Indemnification Event. For purposes of clarification, Losses shall not include Expenses.

“Management Agreement” means that certain Amended and Restated Homeowner Association Oversight, Consulting and Executive Management Services Agreement, dated as of December 31, 2012, by and between Diamond Resorts Corporation and Hospitality Management and Consulting Service, L.L.C. (“HM&C”), as such agreement may be amended or restated from time to time.

“Organizational Documents” means any and all organizational documents, charters or similar agreements or governing documents, including (i) with respect to a corporation, its certificate of incorporation and by-laws, (ii) with respect to a limited liability company, its certificate of formation and operating (or limited liability company) agreement, and (iii) with respect to a partnership, its certificate of partnership and partnership agreement.

“Proceeding” means any threatened, pending or completed claim, action, suit, proceeding, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or appeal, whether brought in the right of a Covered Entity or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, estate, a joint venture, an unincorporated organization, an employee benefit plan, any other entity or enterprise, or any government or agency or political subdivision thereof.

“Required Statement” means a written statement of a Person that is required to be, and is, filed with the SEC regarding (i) the design, adequacy or evaluation of a Covered Entity’s internal control over financial reporting or disclosure controls and procedures or (ii) the accuracy, sufficiency or completeness of reports or statements filed by a Covered Entity with the SEC pursuant to federal law and/or administrative regulations, including any certification contemplated by Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated pursuant thereto.

“Reviewing Party” means, with respect to any determination contemplated by this Agreement, any one of the following: (i) a majority of all Disinterested Directors, even if such Disinterested Directors do not constitute a quorum of the Company Board; (ii) a committee of Disinterested Directors, even if such committee members do not constitute a quorum of the Company Board, so long as such committee was designated by a majority of all Disinterested Directors; (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, Independent Legal Counsel, in which case the applicable determination shall be provided in a written opinion to the Company Board, with a copy provided to Indemnitee; (iv) the Company’s stockholders, if there are no Disinterested Directors; or (v) if Indemnitee is not a director or officer of the Company at the time of such determination, the Company Board.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Subsidiary” means any corporation of which more than ten percent (10%) of the outstanding voting securities is owned directly or indirectly by the Company, and one or more other Subsidiaries, taken as a whole.

2. Indemnification.

(a) Indemnification of Losses and Expenses. If an Indemnification Event has occurred, then, subject to Section 10 and the other provisions of this Agreement below, the Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by law, against any and all Losses and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Indemnification Event, but only if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, only if Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, court order, settlement or conviction, or on plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee (i) did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Limitation with Respect to Company Actions. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless Indemnitee with respect to any Losses (as opposed to Expenses) in connection with, or arising from, any Company Action. Furthermore, the Company shall not indemnify and hold harmless Indemnitee with respect to any

Expenses in connection with, or arising from, any Company Action as to which Indemnitee shall have been adjudged to be liable to the Company by a court of competent jurisdiction, unless, and then only to extent that, any court in which such Company Action was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as such court shall deem proper.

(c) Advancement of Expenses. To the fullest extent permitted by law and until a determination that Indemnitee is not entitled to be indemnified by the Company under the terms hereof, the Company shall advance Expenses to or on behalf of Indemnitee as soon as practicable, but in any event not later than thirty (30) days after written request therefor by Indemnitee, which request shall be accompanied by vouchers, invoices or similar evidence documenting in reasonable detail the Expenses incurred or to be incurred by Indemnitee. Indemnitee hereby undertakes to repay such amounts advanced if, and only to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company for such Expenses under this Agreement.

(d) Contribution. If, and to the extent, the indemnification of Indemnitee provided for in Section 2(a) above for any reason is held by a court of competent jurisdiction not to be permissible for liabilities arising under federal securities laws or ERISA, then the Company, in lieu of indemnifying Indemnitee under this Agreement, shall contribute to the amount paid or payable by Indemnitee as a result of such Losses or Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Covered Entities and all officers, directors or employees of the Covered Entities other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Covered Entities and all officers, directors or employees of the Covered Entities other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the action or inaction that resulted in such Losses or Expenses, as well as any other relevant equitable considerations. The relative fault of the Covered Entities and all officers, directors or employees of the Covered Entities other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive. Notwithstanding the foregoing, no Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(e) Indemnification of Designating Parties. If Indemnitee is or was affiliated with a Designating Stockholder and is designated to serve as a director of the Company by such Designating Stockholder pursuant to the Director Designation Agreement, and (i) such Designating Stockholder or any of its affiliates (each, a “Designating Party”) is, or is threatened to be made, a party to, or a participant in, any Proceeding, and (ii) such Designating Party’s involvement in the Proceeding results from any claim based on Indemnitee’s service to the Company as a director or other fiduciary of the Company, such Designating Party will be entitled to indemnification hereunder for Losses and Expenses to the same extent as Indemnitee, and the terms of this Agreement as they relate to procedures for indemnification of Indemnitee and advancement of Expenses shall apply to any such indemnification of such Designating Party. The Company and Indemnitee agree that each Designating Party is an express third-party beneficiary of this Section 2(e).

(f) Indemnification of HM&C Parties. If Indemnitee is providing services to the Company pursuant to the Management Agreement, and (i) HM&C or any of its affiliates (each, an “HM&C Party”) is, or is threatened to be made, a party to, or a participant in, any Proceeding, and (ii) such HM&C Party’s involvement in the Proceeding results from any claim based on Indemnitee’s service to the Company as an officer or other fiduciary of the Company, such HM&C Party will be entitled to indemnification hereunder for Losses and Expenses to the same extent as Indemnitee, and the terms of this Agreement as they relate to procedures for indemnification of Indemnitee and advancement of Expenses shall apply to any such indemnification of such HM&C Party. The Company and Indemnitee agree that each HM&C Party is an express third-party beneficiary of this Section 2(f).

3. Indemnification Procedures.

(a) Notice of Indemnification Event. Indemnitee shall give the Company notice as soon as reasonably practicable of any Indemnification Event of which Indemnitee becomes aware and of any request for indemnification hereunder; provided, however, that any failure to so notify the Company shall not relieve the Company of any of its obligations under this Agreement, except if, and then only to the extent that, such failure increases the liability of the Company under this Agreement.

(b) Notice to Insurers. If, at the time the Company receives notice of an Indemnification Event pursuant to Section 3(a) above, the Company has liability insurance in effect that may cover such Indemnification Event, the Company shall give prompt written notice of such Indemnification Event to the applicable insurers in accordance with the procedures set forth in each of the applicable policies of insurance. The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, for the benefit of Indemnitee, all amounts payable as a result of such Indemnification Event in accordance with the terms of such policies; provided, however, that nothing in this Section 3(b) shall affect the Company’s obligations under this Agreement or the Company’s obligations to comply with the provisions of this Agreement in a timely manner as provided herein.

(c) Selection of Counsel. If the Company shall be obligated hereunder to pay or advance Expenses or indemnify Indemnitee with respect to any Losses, the Company shall be entitled to assume the defense of any related Claims, with counsel selected by the Company; provided, however, that following a Change of Control, such counsel shall be subject to the prior written approval of Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed. After the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the defense of such Claims; provided, that (i) Indemnitee shall have the right to employ counsel in connection with any such Claim at Indemnitee’s expense, and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company with respect to the period after the Company has retained counsel to defend such Claim and such authorization has not been withdrawn, (B) counsel for Indemnitee shall have provided the Company with a written legal opinion that there is, or there is reasonably likely to be, a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

(d) Settlement of Claims. The Company shall not settle any Claim in which it takes the position that Indemnitee is not entitled to indemnification in connection with such settlement without the prior written consent of Indemnitee, nor shall the Company settle any Claim in any manner which would (i) impose any fine or obligation on Indemnitee that is not indemnified by the Company hereunder, (ii) impose any non-monetary sanction on Indemnitee, or (iii) require any admission of fault or culpability of Indemnitee, without Indemnitee’s prior written consent.

4. Determination of Right to Indemnification.

(a) Successful Proceeding. To the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Section 2(a) or 2(b), the Company shall indemnify Indemnitee against all Losses and Expenses incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all Claims in such Proceeding, the Company shall indemnify Indemnitee against all Losses and Expenses incurred by Indemnitee in connection with each successfully resolved Claim.

(b) Other Proceedings. In the event that Section 4(a) is inapplicable, the Company shall nevertheless indemnify Indemnitee, unless and to the extent a Reviewing Party chosen pursuant to Section 4(c) determines that Indemnitee has not met the applicable standard of conduct set forth in Section 2(a) or 2(b), as applicable, as a condition to such indemnification.

(c) Reviewing Party Determination. If, and to the extent, any applicable law requires the determination that Indemnitee has met the applicable standard of conduct set forth in Section 2(a) or 2(b), as applicable, as a condition to any such indemnification, a Reviewing Party chosen by the Company Board (provided, that following a Change of Control, such Reviewing Party shall, at the written election of Indemnitee, be an Independent Legal Counsel) shall make such determination in writing, subject to the following:

(i) A Reviewing Party so chosen shall act in the utmost good faith to assure Indemnitee a complete opportunity to present to such Reviewing Party Indemnitee’s evidence that Indemnitee has met the applicable standard of conduct.

(ii) If the Reviewing Party pursuant to this Section 4(c) is to be an Independent Legal Counsel, the Independent Legal Counsel shall be selected as provided in this Section 4(c)(ii). The Independent Legal Counsel shall be selected by the

Company Board, and the Company Board shall provide written notice of such selection to Indemnitee. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Legal Counsel so selected does not meet the requirements of “Independent Legal Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Legal Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the initial notice provided by the Company Board to Indemnitee of the initial selection of an Independent Legal Counsel, no Independent Legal Counsel shall have been selected by the Company Board and not objected to by Indemnitee, either the Company Board or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company Board’s selection of Independent Legal Counsel and/or for the appointment as Independent Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel and the Reviewing Party pursuant to this Section 4(c). The Company shall pay any and all reasonable fees and expenses of Independent Legal Counsel incurred by such Independent Legal Counsel in connection with acting pursuant to this Section 4(c), and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 4(c)(ii), regardless of the manner in which such Independent Legal Counsel was selected or appointed.

(iii) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of a Covered Entity, including its financial statements, or on information supplied to Indemnitee by the officers or employees of a Covered Entity in the course of their duties, or on the advice of legal counsel for a Covered Entity or on information or records given, or reports made, to a Covered Entity by an independent certified public accountant or by an appraiser, investment banker or other expert selected by a Covered Entity, except, and then only to the extent, that Indemnitee knew or had reason to know that such records or books of account of a Covered Entity, information supplied by the officers or employees of a Covered Entity, advice of legal counsel or information or records given or reports made by an independent certified public accountant or by an appraiser, investment banker or other expert were materially false or materially inaccurate. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of a Covered Entity (other than Indemnitee) shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 4(c)(iii) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company. Any Person seeking to overcome this presumption shall have the burden of proof, and the burden of persuasion, by clear and convincing evidence.

(iv) If a Reviewing Party chosen pursuant to this Section 4(c) shall not have made a determination whether Indemnitee is entitled to indemnification within thirty (30) days after being chosen as the Reviewing Party, the requisite determination of entitlement to indemnification shall be deemed to have been made, and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (B) a prohibition of such indemnification under applicable law; provided, however, that such thirty (30)-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Reviewing Party in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 4(c)(iv) shall not apply if (I) the determination of entitlement to indemnification is to be made by the stockholders of the Company, (II) a special meeting of stockholders is called by the Company Board for such purpose within thirty (30) days after the stockholders are chosen as the Reviewing Party, (III) such meeting is held for such purpose within sixty (60) days after having been so called, and (IV) such determination is made thereat.

(d) Appeal to Court. Notwithstanding a determination by a Reviewing Party chosen pursuant to Section 4(c) that Indemnitee is not entitled to indemnification with respect to a specific Claim or Proceeding (an “Adverse Determination”), Indemnitee shall have the right to apply to the court in which that Claim or Proceeding is or was pending or any other court of competent jurisdiction for the purpose of enforcing Indemnitee’s right to indemnification pursuant to this Agreement, provided that Indemnitee commences any such Proceeding seeking to enforce Indemnitee’s right to indemnification within one (1) year following the date upon which Indemnitee is notified in writing by the Company of the Adverse Determination. In the event of any dispute between the parties concerning their respective rights and obligations hereunder, the Company shall have the burden of proving that the Company is not obligated to make the payment or advance claimed by Indemnitee.

(e) Presumption of Success. The Company hereby acknowledges that a settlement or other disposition short of final judgment shall be deemed a successful resolution for purposes of Section 4(a) if it permits a party to avoid expense, delay, distraction, disruption or uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including settlement of such Proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding, unless there has been a finding (either adjudicated or pursuant to Section 4(c) above) that Indemnitee (i) did not act in good faith, (ii) did not act in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or (iii) with respect to any criminal proceeding, had reasonable cause to believe his conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof, and the burden of persuasion, by clear and convincing evidence.

5. Non-Exclusivity; Survival of Rights; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of, but shall be in addition to, any other rights to which Indemnitee may at any time be entitled under the Organizational Documents of any Covered Entity (including the Certificate), any other agreement, any vote of stockholders or Disinterested Directors, the laws of the State of Delaware or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee prior to such amendment, alteration or repeal. In the event of any change after the date of this Agreement in any applicable law, statute or rule that permits greater indemnification than would be afforded currently under the Organizational Documents of any Covered Entity and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. The rights to indemnification, contribution and advancement of Expenses provided in this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

(b) The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by a Designating Party and/or an HM&C Party. The Company hereby agrees that it (i) is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of any Designating Party or any HM&C Party to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Losses and Expenses to the extent legally permitted and as required by the terms of this Agreement and the Organizational Documents of any Covered Entity (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against any Designating Party or any HM&C Party, and (iii) irrevocably waives, relinquishes and releases each Designating Party and each HM&C Party from any and all claims against such Designating Party or HM&C Party, as applicable, for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by any Designating Party or any HM&C Party on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and that each Designating Party and each HM&C Party shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that each Designating Party and each HM&C Party is an express third-party beneficiary of the terms of this Section 5(b).

(c) Except as provided in Section 5(b), in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

6. Additional Indemnification Rights. In addition, the Company hereby agrees to indemnify (and advance Expenses to) Indemnitee to the fullest extent permitted by law, even if such indemnification and advancement of Expenses is not specifically authorized by the other provisions of this Agreement or any other agreement, the Organizational Documents of any Covered Entity or by applicable law. In the event of any change after the date of this Agreement in any applicable law, statute or rule that expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule that narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties rights and obligations hereunder except as set forth in Section 10(a) hereof.

7. No Duplication of Payments. Except as provided in Section 5(b), the Company shall not be liable under this Agreement to make any payment of any amount otherwise indemnifiable hereunder, or for which advancement is provided hereunder, if and to the extent Indemnitee has otherwise actually received such payment, whether pursuant to any insurance policy, the Organizational Documents of any Covered Entity or otherwise.

8. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the SEC has taken the position that indemnification by the Company is not permissible for liabilities arising under certain federal securities laws, and that federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken, or may be required in the future to undertake, with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee, and that any right to indemnification hereunder shall be subject to, and conditioned upon, any such required court determination.

9. Liability Insurance. The Company shall obtain and maintain in full force and effect, at the Company’s expense, liability insurance applicable to directors and officers from established and reputable insurers, in such amount, and otherwise on such terms, as are determined in good faith by the Company Board. Indemnitee shall be covered by such policy or policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director of the Company, or of the Company’s officers, if Indemnitee is not a director of the Company. The Company shall advise Indemnitee as to the terms of, and the amounts of coverage provided by, any liability insurance policy described in this Section 9 and shall promptly notify Indemnitee if, at any time, any such insurance policy will expire or be terminated, the amount of coverage under any such insurance policy will be decreased or the terms of any such insurance policy will materially change.

10. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee:

(a) against any Losses or Expenses, or to advance Expenses to Indemnitee, with respect to Claims initiated or brought voluntarily by Indemnitee, and not by way of defense (including affirmative defenses and counter-claims), except (i) Claims to establish or enforce a right to indemnification, contribution or advancement with respect to an Indemnification Event, whether under this Agreement, any other agreement or insurance policy, the Organizational Documents of any Covered Entity, the laws of the State of Delaware or otherwise, or (ii) if the Company Board has approved specifically the initiation or bringing of such Claim; or

(b) if, and to the extent, that a court of competent jurisdiction enters a judgment that such indemnification is not lawful, except to the extent such judgment is later reversed on appeal.

11. Miscellaneous.

(a) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original. This Agreement and any other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or e-mail of a PDF file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(b) Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto, each Designating Party as provided in Sections 2(e) and 5(b), each HM&C Party as provided in Sections 2(f) and 5(b), and their respective successors and assigns (including with respect to the Company, any direct or indirect successor, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company) and with respect to Indemnitee, his or her spouse, heirs, and personal and legal representatives. The Company shall require and cause any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, or substantially all, of the business and/or assets of the Company, to assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnification Events regardless of whether Indemnitee continues to serve as a director, officer, employee, controlling person, agent or fiduciary of any Covered Entity.

(c) Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) Business Day after the Business Day of deposit with Federal Express or similar, nationally recognized overnight courier, freight prepaid, or (d) one (1) Business Day after the Business Day of delivery by confirmed facsimile transmission, if deliverable by facsimile transmission, with copy by other means permitted hereunder, and addressed, if to Indemnitee, to Indemnitee’s address or facsimile number (as applicable) as set forth beneath Indemnitee’s signature to this Agreement, or, if to the Company, at the address or facsimile number (as applicable) of its principal corporate offices (attention: Secretary), or to such other address or facsimile number (as applicable) as such party may designate to the other party hereto.

(d) Enforceability. The Company hereby represents and warrants that this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company agrees that it will not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

(e) Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction and venue of the courts of the State of Delaware for all purposes in connection with any Proceeding that arises out of or relates to this Agreement and agree that any Proceeding instituted under this Agreement shall be commenced, prosecuted and continued only in the courts of the State of Delaware. THE COMPANY AND INDEMNITEE HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(f) Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Further, the invalidity or unenforceability of any provision hereof as to either Indemnitee, on the one hand, or any Designating Party or HM&C Party, on the other hand, shall in no way affect the validity or enforceability of any provision hereof as to the other. Furthermore, to the fullest extent possible, the provisions of this Agreement (including each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the purposes manifested by the provision held invalid, illegal or unenforceable.

(g) Choice of Law. This Agreement shall be governed by, and its provisions shall be construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(h) Interpretation. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” are not limiting and will be deemed to be followed by the phrase “without limitation.” The phrases “herein,” “hereof,”

“hereunder” and words of similar import will be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will be inclusive and not exclusive unless the context requires otherwise.

(i) Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in a writing signed by the parties to be bound thereby. Notice of the same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

(j) No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained or to continue in the employ or service of any Covered Entity.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:

Diamond Resorts International, Inc.

By:
Name:
Title:

INDEMNITEE:

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Fax:	[ - - ]

Address:	[ ]
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[Signature Page to Indemnification Agreement]